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                                                                      EXHIBIT 12


Kinder Morgan Energy Partners, L.P.
Computation of Ratio of Earnings to Fixed Charges


                                           Proforma    |
                                           for the     |
                                          Year Ended   |                               Historical
                                         December 31,  |                         Year Ended December 31,
                                         ---------------------------------------------------------------------------------
                                            1999       |        1999          1998         1997         1996         1995
                                         ---------------------------------------------------------------------------------
                                                       |
                                                       |
Earnings                                  $336,971     |      $246,972      $155,331     $33,618      $27,114      $25,514
                                                       |
Fixed Charges                             $ 81,583     |      $ 56,213      $ 42,355     $12,578      $12,634      $12,455
                                                       |
Ratio of Earnings to Fixed Charges            4.13     |          4.39          3.67        2.67         2.15         2.05